UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2014

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

One Liberty Plaza, 165 Broadway
New York, New York	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-4000

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2014, Investment Technology Group, Inc. (the “Company”) (NYSE: ITG) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference, announcing that T. Kelley Millet has been appointed to its Board of Directors as of August 11, 2014.  With the appointment of Mr. Millet, the Company’s Board of Directors has eight members.

Mr. Millet is currently the CEO, Vice Chairman and Treasurer of Banca IMI Securities in New York and also serves on the Board of The Mutual Fund Store. From 2006 to 2011, Mr. Millet served as President and Board Member at electronic fixed-income trading provider MarketAxess Holdings.  Prior to MarketAxess, he held a variety of senior positions at Bear Stearns, including Global Head of Capital Markets and Credit Trading, and at J.P. Morgan, where he started his career in 1982.  He holds a B.A. in Economics from Amherst College.

Mr. Millet is not currently engaged, and has not during the last fiscal year been engaged, in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Mr. Millet will participate in the Company’s Directors’ Equity Subplan and in the Company’s Directors’ Retainer Fee Subplan, each of which is described in the Company’s Definitive Proxy Statement filed on April 23, 2014.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

99.1            Press release issued by Investment Technology Group, Inc. on August 11, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

	By:	/s/ P. Mats Goebels
P. Mats Goebels
Managing Director, General Counsel and Secretary and Duly Authorized Signatory of Registrant

Dated: August 11, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by Investment Technology Group, Inc. on August 11, 2014.